Exhibit 99


                  CompuDyne Reports $0.06 Loss for 4th Quarter,
             $1.07 Loss for Year, Backlogs Recover to Two Year High,
              4th Quarter Improvement Expected to Continue in 2006


     ANNAPOLIS, Md.--(BUSINESS WIRE)--March 21, 2006--CompuDyne Corporation (Nasdaq:CDCY), an industry leader in sophisticated security products, integration and technology for the public security markets, reported a loss of $456 thousand, or $0.06 per share, on revenues of $40.7 million, for the fourth quarter of 2005. This compared to a loss of $6.1 million, or $0.74 per share, on revenues of $32.6 million, for the fourth quarter of 2004. The full year 2005 loss was $8.7 million, or $1.07 per share, on revenues of $141.6 million. This compares to a loss of $8.2 million or $1.01 per share, on revenues of $142.8 million, for the full year 2004. Backlogs at the end of 2005 were $148.1 million, up 17% from $126.9 million at the end of 2004, and at a two year high.
     The 2005 loss results from a combination of factors. Revenues continued to suffer from low backlogs of new business, a factor which improved during the latter half of the year. Earnings also were impacted by a $2.0 million loss in our West Coast ISS operations resulting from increased legal costs and extended overhead costs to close out non-revenue generating projects. Research and development expenses increased by 12%, due in particular to our investment of $0.9 million in Next Generation software products in our CompuDyne Public Safety & Justice business. Our acquisition of Xanalys Corporation for our public safety business resulted in an expected $600 thousand pre-tax loss during the latter part of the year. Administrative costs were severely burdened by requirements under new legislative and SEC requirements, as well as by high legal costs related to pursuing claims on difficult projects, resulting in total spending on third party legal and audit and audit related services of $5.3 million in 2005, up from $2.4 million in 2004 and $1.4 million in 2003. These third party legal and audit costs are expected to moderate significantly in 2006.
     Institutional Security Systems ("ISS") had a pre-tax profit of $101 thousand in the fourth quarter of 2005 and a pre-tax profit of $629 thousand for the full year 2005 despite the aforementioned $2.0 million in losses on West Coast Regional Office projects and heavy legal expenses. Revenues in 2005 were $17.6 million for the fourth quarter and $60.7 million for the full year. Revenues increased $5.5 million or 45% for the fourth quarter of 2005 as compared to the fourth quarter of 2004 and $6.7 million or 12% for the year 2005 as compared to the year 2004. The 2004 fourth quarter pre-tax loss was $4.5 million and the full year 2004 pre-tax loss was $5.2 million, driven by $6.1 million of West Coast Regional office losses during the year 2004 as well as low backlogs and resulting depressed revenues. ISS backlogs have increased and the loss contracts appear to be substantially behind us. Strengthened management and the effort to source non-corrections business for our TrenTech security integration business have met with some encouraging success. ISS backlogs have increased to $58.1 million at the end of 2005, up from $49.3 million at the end of 2004. Prospective project activity has picked up coincident with the improved fiscal condition of our city and county customers. In addition, the underlying requirement for additional correctional facilities continues to increase from what was experienced during the past two year slowdown in building activity; however, the bonding situation in this industry remains constricted.
     Attack Protection ("AP") had a pre-tax loss of $192 thousand in the fourth quarter of 2005 and a pre-tax loss of $2.3 million for the year 2005 on revenues of $8.2 million for the fourth quarter of 2005 and $27.0 million for the full year 2005. While disappointing, results improved from a pre-tax loss of $2.2 million in the 2004 fourth quarter and $5.4 million for the full year 2004 on revenues of $5.0 million for the fourth quarter 2004 and $25.2 million for the full year 2004. Results improved due to new senior management hired in January of 2005 that has significantly reduced manufacturing and overhead costs and has reinvigorated our quality, customer service, sales, and marketing efforts. Backlogs have increased significantly, reaching $28.8 million at the end of 2005, up from $20.8 million at the end of 2004. AP is a long lead time business, and lower margin contracts are still being worked off, but new business at better margins combined with cost reductions have led to improving results. Fiber SenSys, a unit of AP which is the market leader in fiber optic based perimeter alarm systems, saw volume restricted in 2005 due to military customer testing requirements. With the expected successful completion of those requirements in 2006, and the introduction of the technologically revolutionary point detection sensor in September of 2005, Fiber SenSys anticipates a significant expansion of activity in 2006.
     CompuDyne Public Safety & Justice ("CPS&J") had a pre-tax profit of $342 thousand in the fourth quarter of 2005 and a pre-tax loss of $2.9 million for the year on revenue of $11.6 million for the fourth quarter of 2005 and $43.9 million for the full year 2005. CPS&J's pre-tax income represented a significant decline from the $599 thousand fourth quarter 2004 and $2.4 million full year 2004 pre-tax income on fourth quarter 2004 revenues of $12.4 million and full year 2004 revenues of $49.4 million. Earnings in 2005 were significantly impacted by depressed backlogs at the end of 2004, relatively low contract signing rates in the first half of 2005, and the impact of low billing rates and difficult performance requirements implicit in the beginning of year project backlog. New CPS&J senior management, hired in October of 2004, has made great strides in: 1) strengthening the management team; 2) successfully working off some difficult projects in backlog; 3) restructuring engineering and new product development, incorporating strict standards and procedures; and 4) embarking on a new product "roadmap" which will result in full adoption of the .NET software platform and a Service Oriented Architecture approach. A significant portion of this product development work is being outsourced overseas at considerable savings in time and cost. Backlogs increased to $53.7 million at the end of 2005, up from $48.4 million at the end of 2004. The commitment to moving rapidly to our Next Generation architecture and product suite resulted in $900 thousand of incremental research and development spending in 2005, a figure which will rise to the $2.5 million range in 2006 and an additional $1.0 million in 2007. The Xanalys investigative software acquisition, while resulting in expected near term losses, has met with great interest among our customer base as well as with non-traditional clients.
     Integrated Electronic Systems ("IES") had pre-tax income of $251 thousand in the fourth quarter of 2005 and $431 thousand for the year on revenues of $3.3 million for the fourth quarter of 2005 and $10.1 million for the full year 2005. This compared to pre-tax income of $12 thousand in the fourth quarter of 2004 and $563 thousand for the full year 2004 on revenues of $3.1 million for the fourth quarter of 2004 and full year 2004 revenues of $14.3 million. Earnings were impacted by lower revenues in 2005, largely driven by two large contracts which began later in the year than either IES or its customers had expected. IES won one of its largest contracts ever in 2005, a five-year $25 million contract with the Bureau of Engraving & Printing ("BEP"). This contract is still under protest by the previous vendor and is being re-bid by the BEP, thus only the current month of the contract is included in backlog. IES' backlog ended 2005 at $7.5 million, down from $8.3 million at the end of 2004 because of the exclusion of most of the BEP contract value.
     Corporate expenses rose significantly for the year, heavily influenced by the costs of complying with Sarbanes Oxley, Section 404 and related legislation. Total third party spending on audit, SOX, 404, and related efforts was $517 thousand in the fourth quarter of 2005 and $3.6 million for the full year 2005. These costs compared to $863 thousand in the fourth quarter of 2004 and $1.9 million for the full year 2004. During 2005 CompuDyne largely completed the implementation of required controls and took significant steps to reduce these costs going forward. The combination of progress in implementing new controls, cost reduction efforts, and the change in the Company's accelerated filer status are expected to reduce third party costs in this area in 2006. These efforts caused a considerable diversion of management time throughout CompuDyne during 2004 and 2005, which undoubtedly impacted operating performance. This impact will also be considerably reduced in 2006. The Company's tax benefit of $2.2 million for the year ended December 31, 2005, was primarily a result of the Company's ability to carryback the loss incurred in 2004 to prior years, resulting in Federal and State tax refunds. Since all available tax loss prior year refunds were used via the 2004 carrybacks, no such refunds were available to offset the December 31, 2005 losses generated by the Company. The tax for the year ended December 31, 2005 is primarily a result of $500 thousand previously recorded as a reserve for uncertain tax positions which is no longer needed, partially offset by state tax expenses.
     The Company's balance sheet remained strong despite the net loss for the year. Cash and marketable securities at December 31, 2005 totaled $18.4 million, down from $20.5 million (as adjusted for a $4.3 million trade vs. settlement date adjustment which resulted from a marketable security purchase entered into before December 31, 2004, but which settled after December 31, 2004 and which is shown gross in the accompanying balance sheet) at the end of 2004. During December 2005 the Company completed arrangements for a new $20 million bank credit line. Other than the short-term portion of the Company's Industrial Revenue Bonds, which amounted to $440 thousand at December 31, 2005, the Company has no outstanding short-term debt, only $3.1 million in the long-term portion of its Industrial Revenue Bonds, and Convertible Subordinated Notes for which no principal is due until 2011.
     While the Company does not provide estimates of future results, we do expect the improvement evidenced in the fourth quarter of 2005 to continue throughout 2006.

     Certain statements made in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including those statements concerning the Company's expectations with respect to future operating results and other events. Although the Company believes it has a reasonable basis for these forward-looking statements, these statements involve risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors which could cause actual results to differ from expectations include, among others, capital spending patterns of the security market and the demand for the Company's products, competitive factors and pricing pressures, changes in legislation, regulatory requirements, government budget problems, the Company's ability to secure new contracts, the ability to remain in compliance with its bank covenants, delays in government procurement processes, ability to obtain bid, payment and performance bonds on various of the Company's projects, technological change or difficulties, the ability to refinance debt when it becomes due, product development risks, commercialization difficulties, adverse results in litigation, the level of product returns, the amount of remedial work needed to be performed, costs of compliance with Sarbanes-Oxley requirements and the impact of the failure to comply with such requirements, risks associated with internal control weaknesses identified in complying with Section 404 of Sarbanes-Oxley, the Company's ability to realize anticipated cost savings, the Company's ability to simplify its structure and modify its strategic objectives, and general economic conditions. Risks inherent in the Company's business and with respect to future uncertainties are further described in its other filings with the Securities Exchange Commission, such as the Company's Form 10-K, Form 10-Q, and Form 8-K reports.




                     COMPUDYNE CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (unaudited)


                                             December 31, December 31,
                   ASSETS                        2005         2004
                                             ------------ ------------
                                              (dollars in thousands)
Current Assets
     Cash and cash equivalents               $     6,938  $     5,198
     Marketable securities                        11,429       19,577
     Accounts receivable, net                     39,625       34,291
     Contract costs in excess of billings         13,764       16,087
     Inventories                                   6,195        5,165
     Prepaid expenses and other                    2,809        5,412
                                             ------------ ------------
        Total Current Assets                      80,760       85,730

Property, plant and equipment, net                 9,962       12,094
Goodwill                                          26,846       25,894
Other intangible assets, net                       8,221        8,460
Other                                                903          713
                                             ------------ ------------
        Total Assets                         $   126,692  $   132,891
                                             ============ ============


                        LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
     Accounts payable and accrued
      liabilities                            $    23,030  $    21,771
     Billings in excess of contract costs
      incurred                                    13,847       13,497
     Deferred revenue                              8,094        5,998
     Current portion of notes payable                440          440
                                             ------------ ------------
        Total Current Liabilities                 45,411       41,706

Notes payable                                      3,125        3,565
Convertible subordinated notes payable, net       39,305       39,118
Deferred tax liabilities                           2,060        2,072
Other                                                369          599
                                             ------------ ------------
        Total Liabilities                         90,270       87,060
                                             ------------ ------------

Commitments and Contingencies

Total Shareholders' Equity                        36,422       45,831
                                             ------------ ------------
        Total Liabilities and Shareholders'
         Equity                              $   126,692  $   132,891
                                             ============ ============



                     COMPUDYNE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                              Three Months Ended  Twelve Months Ended
                                 December 31,         December 31,
                                2005      2004      2005       2004
                             ---------- --------- --------- ----------
                             (in thousands, except for per share data)

Revenues                     $  40,741  $ 32,612  $141,650  $ 142,782
Cost of sales                   29,529    25,087    99,111    105,104
                             ---------- --------- --------- ----------

Gross profit                    11,212     7,525    42,539     37,678

Selling, general and
 administrative expenses         9,674    10,100    40,567     36,219
Research and development         1,183     2,075     8,685      7,755
Impairment of goodwill and
 other intangibles                   -     1,826         -      1,826
                             ---------- --------- --------- ----------
Income (loss) from
 operations                        355    (6,476)   (6,713)    (8,122)
                             ---------- --------- --------- ----------

Total other expense                526       525     2,193      2,308
                             ---------- --------- --------- ----------

Loss before income taxes          (171)   (7,001)   (8,906)   (10,430)
Income taxes expense
 (benefit)                         285      (870)     (215)    (2,232)
                             ---------- --------- --------- ----------
Net loss                     $    (456) $ (6,131) $ (8,691) $  (8,198)
                             ========== ========= ========= ==========

Earnings (loss) per share:
--------------------------
Basic loss per common share  $    (.06) $   (.74) $  (1.07) $   (1.01)
                             ========== ========= ========= ==========

Weighted average number of
 common shares outstanding       8,119     8,288     8,129      8,136
                             ========== ========= ========= ==========

Diluted loss per common
 share                       $    (.06) $   (.74) $  (1.07) $   (1.01)
                             ========== ========= ========= ==========

Weighted average number of
 common shares and
 equivalents                     8,119     8,288     8,129      8,136
                             ========== ========= ========= ==========



                     COMPUDYNE CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED FINANCIAL DATA
                            (in thousands, unaudited)

                                Three Months Ended Twelve Months Ended
                                   December 31,       December 31,
                                  2005     2004      2005      2004
                                -------- --------- --------- ---------
Revenues
  Institutional Security
   Systems                      $17,644  $ 12,158  $ 60,652  $ 53,952
  Attack Protection               8,162     4,957    27,017    25,161
  Integrated Electronic Systems   3,305     3,051    10,110    14,293
  Public Safety and Justice      11,630    12,446    43,871    49,376
                                -------- --------- --------- ---------
                                $40,741  $ 32,612  $141,650  $142,782
                                ======== ========= ========= =========


                                Three Months Ended Twelve Months Ended
                                   December 31,       December 31,
                                  2005     2004      2005      2004
                                -------- --------- --------- ---------
Pre-tax loss
  Institutional Security
   Systems                      $   101  $ (4,491) $    629  $ (5,174)
  Attack Protection                (192)   (2,208)   (2,333)   (5,444)
  Integrated Electronic Systems     251        12       431       563
  Public Safety and Justice         342       599    (2,928)    2,364
  Corporate                        (673)     (913)   (4,705)   (2,739)
                                -------- --------- --------- ---------
                                $  (171) $ (7,001) $ (8,906) $(10,430)
                                ======== ========= ========= =========


                                                      December 31,
Backlog                                              2005      2004
                                                   --------- ---------
  Institutional Security Systems                   $ 58,128  $ 49,324
  Attack Protection                                  28,802    20,803
  Integrated Electronic Systems                       7,503     8,299
  Public Safety and Justice                          53,705    48,434
                                                   --------- ---------
    Total                                          $148,138  $126,860
                                                   ========= =========



                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                            (in thousands, unaudited)

                                Three Months Ended Twelve Months Ended
                                   December 31,       December 31,
                                  2005     2004      2005      2004
                                -------- --------- --------- ---------

Net loss                        $  (456) $ (6,131) $ (8,691) $ (8,198)
Interest expense                    748       855     3,065     3,298
Tax expense (benefit)               285      (870)     (215)   (2,232)
Depreciation and amortization       797       822     3,393     2,921
Impairment of goodwill and
 other intangibles                    -     1,826         -     1,826
                                -------- --------- --------- ---------
EBITDA                          $ 1,374  $ (3,498) $ (2,448) $ (2,385)
                                ======== ========= ========= =========

     This press release contains unaudited financial information that is not prepared in accordance with generally accepted accounting principals (GAAP). Investors are cautioned that the non-GAAP financial measures are not to be construed as an alternative to GAAP. The Company's management uses earnings before interest, taxes, depreciation and amortization (EBITDA) in its internal analysis of results of operations and monitors EBITDA to evaluate the Company's compliance with certain of its bank covenants. Management believes that EBITDA is useful to investors as a meaningful comparison between periods and as an analysis of the critical components of the Company's results of operations. Management also believes that EBITDA is useful to investors because it allows them to evaluate the Company's compliance with certain of its bank covenants.



     CONTACT: CompuDyne Corporation
              Geoffrey F. Feidelberg, 410-224-4415 ext.313 investors.relations@compudyne.com